Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Registration Statement (No. 333-224301) on Form S-1 of Pluralsight, Inc. of our report dated March 9, 2018 relating to the financial statements of Pluralsight Holdings, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah

May 15, 2018